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                                                                    EXHIBIT 32.2

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of ASI Technology Corporation (the "Company"), in his capacity and as of the date set forth below, does hereby certify with respect to the Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 2006 as filed with the Securities and Exchange Commission (the "10-KSB Report") that to his knowledge:

         (1) the 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  December 19, 2006


                               /s/ ERIC M. POLIS
                               -----------------
                               Eric M. Polis, Treasurer and Principal Financial Officer of ASI Technology Corporation


(A signed original of this written statement required by Section 906 has been provided to ASI Technology Corporation and will be retained by ASI Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.)